EXHIBIT 10.6

RESTRICTED STOCK AGREEMENT

Name of Participant:	[Name]
Name of Plan:	2011 Ashland Inc. Incentive Plan
Number of Shares of Ashland Inc. Common Stock:	[xxxx]
Par Value Per Share:	$0.01
Vesting Dates:	[33.3% or _____ on ___________ _____, 20_____] [33.3% or _____ on ___________ _____, 20_____] [33.3% or _____ on ___________ _____, 20_____]
Date of Award:	___________ _____, 20_____

Ashland Inc. (“Ashland”) hereby awards to the above-named Participant (hereinafter called the “Participant”) [xxxx] shares of Ashland Common Stock, par value $0.01 per share, subject to certain restrictions (hereinafter called “Restricted Stock”), as an award (“Award”) pursuant to the 2011 Ashland Inc. Incentive Plan (hereinafter called the “Plan”), in order to provide the Participant with an additional incentive to continue his/her services to Ashland and to continue to work for the best interests of Ashland.

Ashland confirms this Award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of shares of Restricted Stock set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Plan.

This Award will be evidenced by entry on the books of Ashland’s transfer agent, Computershare Trust Company, N.A., and will be subject to the restrictions of the Stock Power attached as Exhibit A hereto and executed by Participant as long as the shares remain unvested.  Each entry in respect of shares of Restricted Stock shall be designated in the name of the Participant and shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeitures) contained in the Plan and the Agreement entered into between the registered owner and Ashland Inc.”

The Restricted Stock will become vested, provided that the Participant remains in the continuous employment of Ashland and its subsidiaries through the Vesting Dates set forth above.  The Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered (except to the extent such shares shall have vested) until such Vesting Dates.  While the Restricted Stock granted under this Award remains unvested, on each date the cash dividends are paid to holders of Common Stock, Ashland will credit the Participant with a number of additional shares of Restricted Stock on the unvested portion of the Award,

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determined as (1) the product of the number of unvested shares of Restricted Stock held by Participant as of the date of record for such dividend times the per share cash dividend amount, divided by (2) the Fair Market Value (as defined in the Plan) per share on the dividend payment date.  Such additional Restricted Stock will be subject to the same vesting conditions and restrictions as the underlying Restricted Stock.  Unless otherwise determined and directed by the Personnel and Compensation Committee, in the case of the Participant’s termination for any reason prior to a Vesting Date, all such Restricted Stock which has not vested will be forfeited.  Except for such restrictions described above, the Participant will have all rights of a shareholder with respect to the shares of Restricted Stock.

As the Restricted Stock vests, the Participant will owe applicable federal income and employment taxes and state and local income and employment taxes at the Vesting Date of the shares of Restricted Stock that vest.  The amount of taxes due in each instance is based on the fair market value of the Common Stock delivered on the applicable Vesting Date.

Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or its subsidiaries.

Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its subsidiaries and any third party Plan administrators as necessary for the purpose of managing and administering the Plan.  The Participant understands that such processing of this information may need to be carried out by Ashland, its subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America.  By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

The Participant consents and agrees to electronic delivery of any documents that Ashland may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan.  The Participant understands that, unless earlier revoked by the Participant by giving written notice to _______________, this consent shall be effective for the duration of the Award.  The Participant also understands that the Participant shall have the right at any time to request that Ashland deliver written copies of any and all materials referred to above at no charge.

This Award is granted under, and is subject to, all the terms and conditions of the Plan, including, but not limited to, the forfeiture provision of Section 16(H) of the Plan. Copies of the Plan and related Prospectus are available for your review on Fidelity’s website.

Subject to the terms and conditions specified herein and of the Plan, this Award of Restricted Stock shall be confirmed by execution of this Agreement and the Stock Power and delivery thereof no later than __________________, to Ashland at _______________________ Attention: _____________.  The right to the Restricted Stock under the Plan shall expire if not accepted by _____________ as set forth above.

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IN WITNESS WHEREOF, ASHLAND has caused this instrument to be executed and delivered effective as of the day and year first above written.

ASHLAND INC.
By:

Susan B. Esler Vice President, Human Resources

I hereby elect to receive this Award of Restricted Stock subject to the terms and conditions of the 2011 Ashland Inc. Incentive Plan.  My election to accept this Award of Restricted Stock is effective ______________, 20_____. I hereby acknowledge receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). I represent that I am familiar with the terms and provisions of the Prospectus Information and hereby accept this Award on the terms and conditions set forth herein and in the Plan.

______________________________________________________________________
Date

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EXHIBIT A

STOCK POWER

For Value Received, _____________________________ hereby sells, assigns and transfers unto Ashland Inc., ____________________ Shares of the Restricted Stock of Ashland Inc. standing in__________ name on the books of said Ashland Inc. and do hereby irrevocably constitute and appoint Computershare Trust Company, N.A. attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.

Dated: ______________, _____	_________________________________ Shareholder signature (Note: please sign in the presence of a representative of an institution who is a member of a Medallion Signature Guarantee Program*)

Medallion Signature Guarantee:

*Shareholder signature must be guaranteed by a Commercial Bank, Trust Company, Securities Dealer or other institution, which is a member of a Medallion Signature Guarantee Program approved by the Securities Transfer Association, Inc.

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